Exhibit 99.4

EXECUTIVE SEVERANCE AGREEMENT

This AMENDED AND RESTATED EXECUTIVE SEVERANCE AGREEMENT between HEXCEL CORPORATION, a Delaware corporation with offices at Stamford, Connecticut (the “Company”), and Wayne C. Pensky (the “Executive”), is dated December 31, 2008, and amends and restates the Executive Severance Agreement dated April 27th, 2007.

WHEREAS, the Company is engaged in the business of developing, manufacturing and marketing carbon fibers, fabrics, high-performance composite materials and parts therefrom for the commercial aerospace, space and defense, recreation and industrial markets throughout the world, and hereafter may engage in other areas of business (collectively,  the “Business”);

WHEREAS, the Executive, as a result of training, expertise and personal application over the years, has acquired and will continue to acquire considerable and unique expertise and knowledge which are of substantial value to the Company in the conduct, management and operation of the  Business;

WHEREAS, the Company is willing to provide the Executive with certain benefits in the event of the termination of the Executive’s employment with the Company, including in the event of a Change in Control (as hereinafter defined); and

WHEREAS, the Executive, in consideration of receiving such benefits from the Company, is willing to afford certain protection to the Company in regard to the confidentiality of its information, ownership of inventions and competitive activities.

NOW, THEREFORE, in consideration of the mutual covenants of the Executive and the Company and of the Executive’s continued employment with the Company, the parties agree as follows:

1.               Position and Duties. The Executive shall initially serve as Senior Vice President and Chief Financial Officer of the Company and shall have such duties, responsibilities, and authority as he may have as of the date hereof (or any position to which he may be promoted after the date hereof). The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

2.               Place of Performance. In connection with the Executive’s employment by the Company, the Executive shall be based at the principal executive offices of the Company in Stamford, Connecticut, except for required travel on the Company’s business.

3.               Termination. The Executive’s employment hereunder may be terminated under the following circumstances:

(a)               Death. The Executive’s employment hereunder shall automatically terminate upon his death.

(b)              Disability. The Company may terminate the Executive’s employment hereunder due to the Executive’s inability to perform the customary duties of his employment for a period of six consecutive months by reason of any medical or psychological illness or condition that is expected to be permanent or of indefinite duration.

(c)               Cause. The Company may terminate the Executive’s employment hereunder for Cause. The following shall constitute Cause:

(i)             the willful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; or

(ii)          the willful engaging by the Executive in misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise including, but not limited to, conduct that violates the covenant not to compete in Section 6 hereof. No act, or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice from the Board to the Executive setting forth the reasons for the Company’s intention to terminate for Cause, (ii) delivery to the Executive of a resolution duly adopted by the affirmative vote of two-thirds or more of the Board then in office (excluding the Executive if he is then a member of the Board) at a meeting of the Board called and held for such purpose, finding that in the good faith opinion of the Board, the Executive was guilty of the conduct herein set forth and specifying the particulars thereof in detail, (iii) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (iv) delivery to the Executive of a Notice of Termination from the Board specifying the particulars thereof in detail.

(d)              Good Reason. The Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, “GOOD REASON” shall mean termination by the Executive of his employment after the initial occurrence of any of the following events without his consent, unless such occurrence has not resulted in a material negative change (within the meaning of Section 1.409A-1(n)(2)(i) of the Treasury Regulations or any successor provision) to the Executive in his service relationship with the Company:

(i)             A material diminution in the Executive’s position, duties, responsibilities or authority (except during periods when the Executive is unable to perform all or substantially all of his duties or responsibilities on account of illness (either physical or mental) or other incapacity);

(ii)          A material reduction in the Executive’s annual rate of base salary as in effect on the date hereof or as the same may be increased from time to time;

(iii)       Failure by the Company to continue in effect any compensation plan in which the Executive participates which is material to the Executive’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute plan) has been made with respect to such plan, or failure by the Company to continue the Executive’s participation therein (or in such substitute plan) on a basis not materially less favorable to the Executive;

(iv)      Failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s retirement, pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating (except for across-the-board changes similarly affecting all senior executives of  the Company and all senior executives of any Person in control of the Company), or failure by the Company to continue to provide the Executive with the number of paid vacation days per year equal to the greater of (i) 20 and (ii) the number to which the Executive is entitled in accordance with the Company’s vacation policy;

(v)         Failure by the Company to provide facilities or services which are reasonably necessary for the performance of the Executive’s duties or responsibilities or the exercise of his authority;

(vi)      Failure of any successor (whether direct or indirect, by purchase of stock or assets, merger, consolidation or otherwise) to the Company to assume the Company’s obligations hereunder or failure by the Company to remain liable to the Executive hereunder after such assumption;

(vii)   Any termination by the Company of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements  of a Notice of Termination contained in this Agreement;

(viii) The relocation of the Executive’s principal place of employment to a location more than fifty (50) miles from the Executive’s principal place of employment as at the date hereof; or

(ix)        Failure to pay the Executive any portion of current or deferred compensation within seven (7) days of the date such compensation is due.

The Executive’s continued employment shall not constitute consent to, or waiver of rights with respect to, any circumstance constituting Good Reason hereunder; provided, however, that the Executive shall be deemed to have waived his rights pursuant to circumstances constituting Good Reason hereunder if he shall not have provided the Company a Notice of Termination within ninety (90) days following his knowledge of the occurrence of circumstances constituting Good Reason; provided further, that the Executive shall have no rights with respect to any circumstances constituting Good Reason hereunder upon the Company’s remedy of such circumstances within 30 days after its receipt of such notice from the Executive. Notwithstanding the foregoing, there shall be no termination for Good Reason unless the Executive gives Notice of Termination within two years after the initial occurrence of the circumstances giving rise to Good Reason.

(e)               Other Than Death, Disability, Cause or Good Reason. (i) The Company may terminate the Executive’s employment, other than as provided in Sections (3)(a), (b) or (c) hereof, upon written notice to the Executive and (ii) the Executive may terminate his employment with the Company, other than as provided in Section 3(d) hereof,  upon written notice to the Company.

(f)                 Notice of Termination; Date of Termination. Any termin-ation of the Executive’s employment by the Company or by the Executive (other than a termination pursuant to Section 3(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10. For purposes of this Agreement,

(i)             “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and

(ii)          “Date of Termination” shall mean (A) if the Executive’s employment is terminated pursuant to Section 3(a), the date of his death, (B) if the Executive’s employment is terminated pursuant to Section 3(b), thirty days after Notice of Termination is given (provided that the Executive shall not have returned substantially to  full-time performance of the Executive’s duties during such thirty day period), (C) if the Executive’s employment is terminated pursuant to Sections 3(c), (d) or (e), the date specified in the Notice of Termination (provided that such date shall not be more than thirty days from the date Notice of Termination is given and, in the case of a termination for Cause, shall not be less than fifteen days from the date Notice of Termination is given), or (D) if the Executive terminates his employment and fails to provide written notice to the Company of such termination, the date of such termination; provided, however, that if the date of the Executive’s “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations or any successor provision) is different than the date as determined in accordance with (i) through (v) above, as applicable, the date of the Executive’s “separation from service” shall be the “Date of Termination” for all purposes under this Agreement.

4.               Compensation Upon Death, Disability or Termination.

(a)          If the Executive’s employment is terminated by his death, the Company shall pay the Executive’s legal representative (i) at the time such payments are due, the Executive’s full base salary through the Date of Termination at the rate in effect at the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus Plan), and (ii) within ten days following the date of the Executive’s death, a lump sum payment in an amount by which (A) the total amount received by the beneficiary or estate of the Executive as payment under the basic insurance provided by and at the expense of the Company on the Executive’s life is less than (B) twice the sum of (I) the Executive’s annual base salary in effect as of the Date of Termination and (II) the Executive’s Average Annual Bonus (the term “Average Annual Bonus” shall mean the average of the last three annual bonus amounts awarded to the Executive under the Company’s Management Incentive Compensation Plan, or any successor, alternate or supplemental plan (the “Bonus Plan”) or, if the Executive has not participated in the Bonus Plan for three completed annual award periods, the average of the annual bonus amounts awarded, provided that any award made in respect of an annual award period in which the Executive did not participate for the full period (the “Pro-Rata Award”) shall be annualized for purposes of computing the Average Bonus Amount by multiplying the Pro-Rata Award by a fraction, of which the numerator is 365 and the denominator is the number of days during which the Executive participated in such annual award period).

(b)         During any period (i) lasting for no longer than six consecutive months that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness or (ii) at the Company’s option, lasting for no longer than an additional twenty-three consecutive months that the Executive is unable to perform the duties of his position of employment or any substantially similar position of employment due to a medically determinable physical or mental impairment that is expected to result in death or that is expected to last for a continuous period of not less than an additional six months, the Executive shall continue to receive his full base salary at the rate then in effect for such period (offset by any payments to the Executive received pursuant to disability benefit plans maintained by the Company) until his employment is terminated pursuant to Section 3(b) hereof; and, within ten days following such termination, the Company shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus Plan).

(c)          If the Executive’s employment is terminated by the Company for Cause or by the Executive for other than Good Reason, the Company shall at the time such payments are due pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus Plan), and the Company shall, thereafter, have no further obligations to the Executive under this Agreement.

(d)         If (1) the Company shall terminate the Executive’s employment other than for Disability and other than for Cause or (2) the Executive shall terminate his employment for Good Reason, then

(i)             the Company shall pay the Executive on the Date of Termination, by wire transfer to the bank account designated by the Executive, the Executive’s full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (disregarding any reduction in salary rate which would constitute a Good Reason) and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination including any reimbursable business expenses and amounts earned under any compensation plan or program (including the Bonus Plan);

(ii)          in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive on the Date of Termination, by wire transfer to the bank account designated by the Executive, an amount equal to the product of (A) the sum of (1) the Executive’s annual base salary in effect at the time the Notice of Termination is given (disregarding any reduction in salary rate which would constitute a Good Reason) and (2) the Executive’s Average Annual Bonus, and (B) (x) if the Executive terminates his employment or the Company terminates the Executive’s employment, in either case within two years after the occurrence of a Change in Control,  the number three or (y) in any other case, the number one; and

(iii)       the Company shall continue the participation of the Executive for a period of one year (except, if the Executive terminates his employment or the Company terminates the Executive’s employment, in either case within two years after the occurrence of a Change in Control, such period shall be three years), in all medical, health, life and other welfare plans and programs in which the Executive participated immediately prior to the Date of Termination, provided that the Executive’s continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive’s participation in any such plan or program is barred, the Company shall by other means provide the Executive with benefits equivalent to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. Notwithstanding anything in this Section 8(e)(iv) to the contrary, if and to the extent that any benefits or payments receivable by the Executive under any such plan or program (or in lieu of participation in any such plan or program in which participation is barred) would not be excludible from the Executive’s gross income, and if such non-excludible amounts (other than non-excludible benefits or payments receivable by the Executive under the Company’s medical or health plan during the period of time during which the Executive would be entitled to COBRA continuation coverage under the Company’s medical or health plan if the Executive elected such coverage and paid the applicable premiums (hereinafter “Exempt Medical Benefits”)), in the aggregate, could exceed the applicable dollar limit under Section 402(g)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), for the year in which the Executive’s Date of Termination occurs, and if any such amounts are not otherwise exempt from Section 409A of the Code, then:

(A)                              if the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of his Date of Termination, then any such non-excludible amounts (other than Exempt Medical Benefits) that would otherwise have been paid or provided to the Executive during the first six months following his Date of Termination shall be paid or provided instead to the Executive in a lump sum on the earlier of (x) the date which is six months following his Date of Termination and (y) the date of the Executive’s death, and not before; and

(B)                                the amount of such benefits or payments (other than Exempt Medical Benefits) receivable by the Executive under any such plan or program in one taxable year shall not affect the amount of benefits or payments Executive may be eligible to receive in any other taxable year, the right to such benefits or payments under any such plan or program shall not be subject to liquidation or exchange for any other benefit, and the reimbursement under any such plan or program of an expense incurred by the Executive shall be made on or before the last day of the Executive’s taxable year following the year in which the expense was incurred. The Executive shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

(e)          If the Company shall terminate the Executive’s employment other than for Cause, or the Executive shall terminate his employment for Good Reason, during the period of a Potential Change in Control or at the request of a person who, directly or indirectly, takes any action designed to cause a Change in Control, then the Company shall make payments and provide benefits to the Executive under this Agreement as though a Change in Control had occurred immediately prior to such termination. A “Potential Change in Control” shall exist during the period commencing at the time the Company enters into any agreement or arrangement which, if consummated, would result in a Change in Control and ending at the time such agreement or arrangement either (i) results in a Change in Control or (ii) terminates, expires or otherwise becomes of no further force or effect.

(f)            For purposes of this Agreement, a “Change in Control” shall mean the first to occur of the following events:

(1)          any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Total Voting Power”); excluding, however, the following: (I) any acquisition by the Company or any of its affiliates, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, (III) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (4) below and (IV) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(2)          any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (I) through (IV) of subsection (1) above; or

(3)          a change in the composition of the Board such that the individuals who, as of the original effective date of this Agreement, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(4)          there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Common Stock of the Company and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the  then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (1) through (4) above, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Agreement.

(g)         Excise Tax.

(1)          Modified Gross-Up. It shall be determined whether this Section 4(g)(1) applies prior to any determination pursuant to Section 4(g)(2) hereof. This Section 4(g)(1) shall apply if “Total Payments” (as defined in Section

4(g)(1)(i)) are equal to or exceed one-hundred-and-ten percent (110%) of the “Safe Harbor Amount”. The “Safe Harbor Amount” is the amount to which the Total Payments would hypothetically have to be reduced so that no portion of the Total Payments would be subject to the Excise Tax (as defined in Section 4(g)(1)(i)).

(i)             If any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive’s termination of employment in respect of a Change in Control, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the “Total Payments”) will be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

(ii)          For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) all of the Total Payments shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (B) all “excess parachute payments” within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the base amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (C) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If the Auditor is prohibited by applicable law or regulation from performing the duties assigned to it hereunder, then a different auditor, acceptable to both the Company and the Executive, shall be selected. The fees and expenses of Tax Counsel and the Auditor shall be paid by the Company. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(iii)       In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive’s taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

(2)          Valley. This Section 4(g)(2) shall apply only if it has been previously determined that Section 4(g)(1) hereof does not apply. This Section 4(g)(2) shall then apply if the “Total Payments” (as defined in Section 4(g)(2)(i)) would be subject (in whole or part) to the “Excise Tax” (as defined in Section 4(g)(2)(i)) and the Total Payments are less than one-hundred-and-ten percent (110%) of the “Safe Harbor Amount” (as defined in Section 4(g)(1)).

(i)             Notwithstanding any other provisions of this Agreement, in the event that any payment, benefit, property or right received or to be received by the Executive in connection with a Change in Control or the Executive’s termination of employment in respect of a Change in Control (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments, benefits, properties and rights being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the tax (the “Excise Tax”) imposed by Section 4999 of the Code, then the payments and benefits provided under Section 4(d) or 4(e) hereof (“Severance Payments”) which are cash shall first be reduced on a pro rata basis, and the noncash Severance Payments shall thereafter be reduced on a pro rata basis, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payment without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments); provided, however, that the Executive may elect (by waiving the receipt or enjoyment of all or any portion of the noncash Severance Payments at such time and in such manner that the Severance Payments so waived shall not constitute a “payment” within the meaning of Section 280G(b) of the Code) to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

(ii)          For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the written opinion of tax counsel (“Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm (the “Auditor”) which was, immediately prior to the Change in Control, the Company’s Independent auditor, does not constitute a “parachute payment” within the meaning of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the written opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (C) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If the Auditor is prohibited by applicable law or regulation from performing the duties assigned to it hereunder, then a different auditor, acceptable to both the Company and the Executive, shall be selected. The fees and expenses of Tax Counsel and the Auditor shall be paid by the Company.

(3)          Other Terms. At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions, or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and all such opinions or advice shall be in writing, shall be attached to the statement and shall expressly state that the Executive may rely thereon). If the Executive objects to the Company’s calculations, the Company shall pay to the Executive such portion of the payments as the Executive determines is necessary to result in the proper application of Section 4(g)(1)(i) or 4(g)(2)(i) above. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceeding concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

(4)          Payment Timing. A Gross Up Payment payable pursuant to Section 4(g)(1)(i) shall be paid as soon as administratively practicable, but in any event no later than March 15 of the year following the year in which the Change of Control giving rise to such payment occurs. Any additional Gross-Up Payment payable pursuant to Section 4(g)(1)(iii) and which was not paid by March 15 of the year following the year in which the Change of Control giving rise to such payment occurs (a “Non-Exempt Gross-Up Payment”) shall be paid as soon as administratively practicable, but in any event no later than the last day of the Executive’s taxable year next following the taxable year in which the Executive remits the taxes to which such Gross-Up Payment or additional Gross-Up Payment relates. Notwithstanding the immediately preceding sentence to the contrary, if a Non-Exempt Gross-Up Payment is payable in connection with the Executive’s termination of employment and the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of his Date of Termination, no such Non-Exempt Gross Up Payment shall be paid until the earlier of (A) the date which is six months following the Executive’s Date of Termination or (B) the date of the Executive’s death.

5.               No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

6.               Non-Competition; Non-Solicitation; Non-Disparagement.

(a)              The Executive acknowledges that, as a senior  management employee, the Executive will be involved, on a high level, in the development, implementation and management of the Company’s global business plans, including those which involve the Company’s finances, research, marketing, planning, operations, and acquisition strategies. By virtue of the Executive’s position and knowledge of the Company, the Executive acknowledges that his employment by a competitor of the Company represents a serious competitive danger to the Company, and that the use of the Executive’s experience and knowledge about the Company’s business, strategies and plans by a competitor can and would constitute a valuable competitive advantage over the Company. In view of the foregoing, and in consideration of the payments made to the Executive under this Agreement, the Executive covenants and agrees that, if the Executive’s employment is terminated and the Company has fulfilled its obligations under this Agreement, for a period of one year (or three years if the Executive receives payments under clause (B)(x) of Section 4(d)(ii) hereof) after the Date of Termination the Executive will not (A)

engage, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a 5% equity interest in any enterprise) in any business entity engaged in competition with the Business conducted by the Company on the Date of Termination anywhere in the world, or (B) solicit a customer of the Business in violation of clause (A); provided, that the Executive may be employed by a competitor of the Company so long as the Executive’s duties and responsibilities do not relate directly or indirectly to the business segment of the new employer which is actually or potentially competitive with the Business.

(b) The Company (for itself and its officers and directors) and the Executive mutually agree and covenant not to disparage the reputation or character of the other.

7.               Assignment of Inventions. The Executive agrees that all processes, technologies, designs and inventions, including new contributions, improvements, ideas and discoveries, whether patentable or not (collectively “Inventions”), conceived, developed, invented or made by the Executive prior to the Date of Termination shall belong to the Company, provided that such Inventions grew out of the Executive’s work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company’s time or with the use of the Company’s facilities or materials. At the request of the Company, the Executive shall (i) promptly disclose such Inventions to the Company, (ii) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries, (iii) sign all papers necessary to carry out the foregoing, and (iv) give testimony or otherwise take action in support of the Executive’s status as the inventor of such Inventions, in each case at the Company’s expense.

8.               Confidentiality. In addition to any obligation regarding Inventions, the Executive acknowledges that the  trade secrets and confidential and proprietary information of the Company, its subsidiaries and affiliates, including without limitation:

(a)            unpublished information concerning:

(i)                  research activities and plans,

(ii)               marketing or sales plans,

(iii)            pricing or pricing strategies,

(iv)           operational techniques, and

(v)              strategic plans;

(b)           unpublished financial information, including information concerning revenues, profits and profit margins;

(c)            internal confidential manuals; and

(d)           any “material inside information” as such phrase is used for purposes of the Securities Exchange Act of 1934, as amended; all constitute valuable, special and unique information of the Company, its subsidiaries and affiliates. In recognition of this fact, the Executive agrees that the Executive will not disclose any such trade secrets or confidential or proprietary information (except (i) information which becomes publicly available without violation of this Agreement, (ii) information of which the Executive, prior to disclosure by the Executive, did not know and should not have known was disclosed to the Executive by a third party in violation of any other person’s confidentiality or fiduciary obligation, (iii) disclosure required in connection with any legal process (provided the Executive promptly gives the Company written notice of any legal process seeking to compel such disclosure and reasonably cooperates in the Company’s attempt to eliminate or limit the scope of such disclosure) and (iv) disclosure while employed by the Company which the Executive reasonably and in good faith believes to be in or not opposed to the interests of the Company) to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever, nor shall the Executive make use of any such information for the benefit of any person, firm, corporation or other entity except on behalf of the Company, its subsidiaries and affiliates.

9.               Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided in this Agreement, shall be paid to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate.

10.         Notice. Notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered, if delivered personally, or mailed by United States certified or registered mail, return receipt requested, postage prepaid, and when received if delivered otherwise, addressed as follows:

If to the Executive:

39 Nathan Hale Drive

Stamford, CT 06902

If to the Company:

Hexcel Corporation

281 Tresser Blvd.

Stamford, CT  06901-3238

Attn:                    General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11.         General Provisions. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive (or, if applicable, his legal representative)  and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of  this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut without regard to its conflicts of law principles.

12.         Validity and Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. It is the desire and intent of the parties that the provisions of Sections 6, 7 and 8 hereof shall be enforceable to the fullest extent permitted by applicable law or public policy. If any such provision or the application thereof to any person or circumstance shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such provision shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by applicable law or public policy. In any case, the remaining provisions or the application thereof to any person or circumstance other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

13.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.         Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 6, 7 or 8 hereof.

15.         Entire Agreement. This Agreement amends and restates that certain Executive Severance Agreement between the Company and the Executive dated as of April 27, 2007, and is the entire agreement or understanding between the Company and the Executive regarding the subject matter hereof.

16.         Remedies. The Executive agrees that in addition to any other remedy provided at law or in equity or in this Agreement, the Company shall be entitled to a temporary restraining order and both preliminary and permanent injunctions restraining Executive from violating any provision of Sections 6, 7 and 8 hereof. In the event the Company fails to make any payment to the Executive when due, the Executive, in addition to any other remedy available at law or in equity, shall be entitled to interest on such unpaid amounts from the date such payment was due to the date actual payment is received by the Executive, at the legal rate applicable to unpaid judgments. The Company shall pay to the Executive all legal, audit, and actuarial fees and expenses incurred by him during his lifetime as a result of the termination of employment, including all such fees and expenses incurred in contesting, arbitrating or disputing any action or failure to act by the Company or in seeking to obtain or enforce any right under this Agreement or any other plan, arrangement or agreement with the Company, provided that the Executive has obtained a final determination supporting at least part of his claim and there has been no determination that the balance of his claim was made in bad faith. Notwithstanding the preceding sentence, to the extent the payment of such fees and expenses would constitute compensation or wages for Federal tax purposes, then:

(a)                                  if the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of his Date of Termination, then any such fees or expenses that would otherwise have been paid to Executive during the first six months following his Date of Termination shall be paid instead to the Executive in a lump sum on the earlier of (i) the date which is six months following his Date of Termination and (ii) the date of the Executive’s death, and not before; and

(b)                                 the amount of any such fees or expenses paid to the Executive in one taxable year shall not affect the amount of such fees or expenses the Executive may be eligible to receive in any other taxable year, the Executive’s right to any such fees or expenses shall not be subject to liquidation or exchange for any other benefit, and the reimbursement of any such fees or expenses incurred by the Executive shall be made on or before the last day of the Executive’s taxable year following the year in which the fee or expense was incurred. The Executive shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

17.         Consent to Jurisdiction and Forum. The Executive hereby expressly and irrevocably agrees that any action, whether at law or in equity, permitted to be brought by the Company under this Agreement may be brought in the State of Connecticut or in any federal court therein. The Executive hereby irrevocably consents to personal jurisdiction in such court and to accept service of process in accordance with the provisions of the laws of the State of Connecticut. In the event the Company commences any such action in the State of Connecticut or in any Federal court therein, the Company shall reimburse the Executive for the reasonable expenses incurred by the Executive in his appearance in such forum which are in addition to the expenses the Executive would have incurred by appearing in the forum of the Executive’s residence at that time, including but not limited to additional legal fees; provided, however, that to the extent such reimbursement would constitute compensation or wages for Federal tax purposes, such reimbursement shall be subject to the requirements set forth in Sections 16(a) and (b) above.

18.         Term of Agreement.              The term of this Agreement (the “Term”) began on April 27, 2007 (the “Effective Date”) and shall end on the third anniversary thereof; provided however that, commencing on the third anniversary of the Effective Date and on each subsequent anniversary of the Effective Date (each such anniversary, a “Renewal Date”), the Term shall automatically be extended for one additional year unless, not later than the date which is one year prior to such Renewal Date, the Company shall have given notice to the Executive not to extend the Term for such one additional year.

19.         Code Section 409A. The parties intend that any payment under this Agreement shall, to the extent subject to Section 409A of the Code, be paid in compliance with Section 409A and the Treasury Regulations thereunder such that there shall be no adverse tax consequences, interest, or penalties as a result of the payments, and the parties shall interpret the Agreement in accordance with Section 409A and the Treasury Regulations thereunder. The parties agree to modify this Agreement or the timing (but not the amount) of any payment to the extent necessary to comply with Section 409A of the Code and avoid application of any taxes, penalties, or interest thereunder. However, in the event that the amounts payable under this Agreement are subject to any taxes, penalties or interest under Section 409A, the Executive shall be solely liable for the payment of any such taxes, penalties or interest.

HEXCEL CORPORATION

By:	/s/ Ira J. Krakower
Name: Ira J. Krakower
Title: Senior Vice President

/s/ Wayne C. Pensky
Executive